SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K/A-1


               Current Report Pursuant to Section 13 or 15 (d) of
                           The Securities Act of 1934



       Date of Report (Date of earliest event reported) May 10, 2000






                               SIMTEK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




   Colorado                          0-19027                    84-1057605
--------------------------------------------------------------------------------
(State or other                    (Commission               (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)



                      1465 Kelly Johnson Boulevard
                       Colorado Springs, Colorado               80920
                ----------------------------------------       --------
                (Address of principal executive offices)       Zip Code


Registrant's telephone, including area code:  (719) 531-9444

                                 Not applicable
          -----------------------------------------------------------
          Former name or former address, if changed since last report

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On May 9, 2000, Simtek Corporation acquired Integrated Logic Systems, Inc. ("Integrated"). Simtek issued 3,000,000 shares of its Common Stock in exchange for all outstanding shares of all classes of Integrated stock. Integrated designs and sells metal programmed gate array integrated circuits. Simtek purchased approximately $30,000 of product from Integrated in the past year.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Exhibits

          None

     (b)  Financial Statements.
                                                                                                        PAGE
          INTEGRATED LOGIC SYSTEMS, INC.

          Independent Auditor's Report................................................................. F-2

          Balance Sheet - December 31, 1999............................................................ F-3

          Statements of Operations - For the Years Ended December 31, 1999 and 1998.................... F-4

          Statements of Changes in Shareholder's Equity - For the Years Ended December 31, 1999
                   and 1998............................................................................ F-5

          Statements of Cash Flows - For the Years Ended December 31, 1999 and 1998.................... F-6

          Notes to Financial Statements................................................................ F-7


          SIMTEK, INC. AND INTEGRATED LOGIC SYSTEMS, INC.

          Introduction................................................................................. F-13

          Pro Forma Combined, Condensed Balance Sheet - December 31, 1999 (Unaudited).................. F-14

          Pro Forma Combined, Condensed Statement of Operations - For the Twelve Months Ended
                   December 31, 1999 (Unaudited)....................................................... F-15

          Pro Forma Combined, Condensed Statement of Operations - For the Twelve Months Ended
                   December 31, 1998 (Unaudited)....................................................... F-16

          Notes to Combined, Condensed Financial Information (Unaudited)............................... F-17

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                              SIMTEK CORPORATION


July 21, 2000                                By: /s/Douglas Mitchell
                                                 -------------------------------
                                                  DOUGLAS MITCHELL
                                                  Chief Executive Officer,
                                                  President and Chief Financial
                                                  Officer (acting)

                                              INDEX TO FINANCIAL STATEMENTS



                                                                                                                    PAGE
INTEGRATED LOGIC SYSTEMS, INC.
Independent Auditor's Report.........................................................................................F-2

Balance Sheet - December 31, 1999....................................................................................F-3

Statements of Operations - For the Years Ended December 31, 1999 and 1998............................................F-4

Statements of Changes in Shareholder's Equity - For the Years Ended December 31, 1999
         and 1998....................................................................................................F-5

Statements of Cash Flows - For the Years Ended December 31, 1999 and 1998............................................F-6

Notes to Financial Statements........................................................................................F-7


SIMTEK, INC. AND INTEGRATED LOGIC SYSTEMS, INC.

Introduction........................................................................................................F-13

Pro Forma Combined, Condensed Balance Sheet - December 31, 1999 (Unaudited).........................................F-14

Pro Forma Combined, Condensed Statement of Operations - For the Twelve Months Ended
         December 31, 1999 (Unaudited)..............................................................................F-15

Pro Forma Combined, Condensed Statement of Operations - For the Twelve Months Ended
         December 31, 1998 (Unaudited)..............................................................................F-16

Notes to Combined, Condensed Financial Information (Unaudited)......................................................F-17

                          INDEPENDENT AUDITOR'S REPORT




Board of Directors and Shareholders
Integrated Logic Systems, Inc.
Colorado Springs, Colorado


We have audited the accompanying balance sheet of Integrated Logic Systems, Inc. as of December 31, 1999 and the related statements of operations, changes in shareholder's equity and cash flows for each of the years in the two-year period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Integrated Logic Systems, Inc. as of December 31, 1999, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 1999, in conformity with general accepted accounting principles.



/S/ Hein + Associates LLP
HEIN + ASSOCIATES LLP

Denver, Colorado
May 19, 2000


                                             INTEGRATED LOGIC SYSTEMS, INC.

                                                      BALANCE SHEET
                                                    DECEMBER 31, 1999



                                                         ASSETS
                                                         ------
CURRENT ASSETS:
    Cash and cash equivalents                                                                             $  7,019
    Accounts receivable - trade, no allowance considered necessary                                          96,407
    Inventory                                                                                               67,128
    Prepaid expenses and other                                                                               2,315
                                                                                                          --------
         Total current assets                                                                              172,869

EQUIPMENT AND FURNITURE, net                                                                                55,829
                                                                                                          --------

TOTAL ASSETS                                                                                              $228,698
                                                                                                          ========


                                          LIABILITIES AND SHAREHOLDER'S EQUITY
                                          ------------------------------------

CURRENT LIABILITIES:
    Accounts payable                                                                                      $ 82,851
    Accrued expenses                                                                                        13,689
    Accrued wages                                                                                            5,295
    Notes payable - short-term                                                                              31,142
                                                                                                          --------
         Total current liabilities                                                                         132,977
                                                                                                          --------

NOTE PAYABLE TO RELATED PARTY LONG-TERM                                                                    100,000
                                                                                                          --------

         Total liabilities                                                                                 232,977

SHAREHOLDER'S EQUITY:
    Common stock, $.0001 par value; 1,000,000 shares authorized,
         1,000,000 shares issued and outstanding                                                               100
    Additional paid-in capital                                                                              48,378
    Accumulated deficit                                                                                    (52,757)
                                                                                                          --------
             Total shareholder's equity                                                                     (4,279)
                                                                                                          --------

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                                                                $228,698
                                                                                                          ========



                                  See accompanying notes to these financial statements.

                         INTEGRATED LOGIC SYSTEMS, INC.

                            STATEMENTS OF OPERATIONS



                                                        FOR THE YEARS ENDED
                                                            DECEMBER 31,
                                                   ----------------------------
                                                      1999             1998
                                                   -----------      -----------

NET SALES                                          $   703,588      $   324,278

    Cost of sales                                      389,951          173,382
                                                   -----------      -----------

GROSS MARGIN                                           313,637          150,896

OPERATING EXPENSES:
    General and administrative                          38,223           24,282
    Research and development costs                     236,025          127,876
    Sales and marketing                                 98,684           23,592
                                                   -----------      -----------

         Total operating expenses                      372,932          175,750
                                                   -----------      -----------

LOSS FROM OPERATIONS                                   (59,295)         (24,854)
                                                   -----------      -----------

OTHER INCOME (EXPENSE):
    Other income                                           497            5,327
    Interest expense                                   (12,925)          (8,231)
    Net gains on securities                              3,499              365
                                                   -----------      -----------

         Total other income (expense)                   (8,929)          (2,539)
                                                   -----------      -----------

NET LOSS                                           $   (68,224)     $   (27,393)
                                                   ===========      ===========





              See accompanying notes to these financial statements.

                                    INTEGRATED LOGIC SYSTEMS, INC.

                            STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                            FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998



                                             Common Stock         Additional                        Total
                                       -----------------------      Paid-in      Accumulated     Shareholders'
                                         Shares       Amount        Capital        Deficit          Equity
                                       ----------   ----------    -----------    -----------     -------------

 BALANCES, January 1, 1998             1,000,000       $100         $48,378        $ 42,860        $ 91,338

     Net loss                                  -          -               -         (27,393)        (27,393)
                                       ---------       ----         -------        --------        --------

 BALANCES, December 31, 1998           1,000,000        100          48,378          15,467          63,945

     Net loss                                  -          -               -         (68,224)        (68,224)
                                       ---------       ----         -------        --------        --------
 BALANCES, December 31, 1999           1,000,000       $100         $48,378        $(52,757)       $ (4,279)
                                       =========       ====         =======        ========        ========










                        See accompanying notes to these financial statements.

                                    INTEGRATED LOGIC SYSTEMS, INC.

                                      STATEMENTS OF CASH FLOWS



                                                                              FOR THE YEARS ENDED
                                                                                  DECEMBER 31,
                                                                         -----------------------------
                                                                             1999             1998
                                                                         ------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                             $   (68,224)     $   (27,393)
    Adjustments to reconcile net income to net cash from
        operating activities:
            Depreciation and amortization                                     46,593           25,997
            Unrealized gain of securities                                      6,930           13,570
            Changes in assets and liabilities:
              (Increase) decrease in:
                  Accounts receivable                                        (39,809)         (50,934)
                  Investments                                                 13,146           40,060
                  Inventory                                                  (10,002)         (32,087)
                  Prepaid expenses and other                                   8,159          (10,125)
              Increase (decrease) in:
                  Accounts payable                                            22,647           57,088
                  Accrued expenses                                           (31,851)          39,190
                                                                         -----------      -----------
        Net cash used in operating activities                                (52,411)          55,366
                                                                         -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITY:
    Purchase of equipment and furniture                                      (47,122)         (17,188)
                                                                         -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from line-of-credit and the issuance of note                    142,000           60,000
    Payments on bank overdraft                                                     -          (23,316)
    Payments on notes payable                                                (99,614)         (23,301)
                                                                         -----------      -----------
        Net cash provided in financing activities                             42,386           13,383


NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                         (57,147)          51,561

CASH AND CASH EQUIVALENTS, beginning of year                                  64,166           12,605
                                                                         -----------      -----------

CASH AND CASH EQUIVALENTS, end of year                                   $     7,019      $    64,166
                                                                         ===========      ===========

SUPPLEMENTAL CASH FLOW INFORMATION:
    Cash paid for interest                                               $    12,925      $     8,231
                                                                         ===========      ===========


                    See accompanying notes to these financial statements.

                         INTEGRATED LOGIC SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS



1.   NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES:
     ------------------------------------------------------

     NATURE OF BUSINESS OPERATIONS - Integrated Logic Systems, Inc. (the "Company") has been involved in the design, development, and production of gate array integrated circuits since it commenced business operations in 1983. During 1998, sales of the Company's products were primarily in the United States; during 1999, sales expanded into the Far East. Products are used in applications such as computer displays and telecommunications. In 1994, the Company went into Chapter 11 and was reorganized in 1995. As a result of a creditor obtaining 100% control of the Company for relief of debt, the Company accounted for the reorganization under "Fresh Start" reporting. Therefore, all assets and liabilities were adjusted to their fair market value and net equity recorded as common stock and additional paid-in capital.

     CASH AND CASH EQUIVALENTS - The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

     TRADING SECURITIES - The cost of trading securities in computing realized gains or losses is determined by the specific identification method. The change in net unrealized holding gains or losses on trading securities that have been charged to operations for 1999 and 1998 were $6,930 and $13,570, respectively. Realized losses for 1999 and 1998 were $3,431 and $13,205, respectively. There were no trading securities as of December 31, 1999.

     REVENUE RECOGNITION - Product sales revenue is recognized when a valid purchase order has been received and the products are shipped to customers, including distributors and collection is reasonably assured.

     INVENTORY - The Company records inventory using the lower of cost (first-in, first-out) or market. Inventory at December 31, 1999 includes:


         Raw materials                         $12,044
         Work in process                        12,739
         Finished goods                         42,345
                                               -------

                                               $67,128


     DEPRECIATION - Equipment and furniture are recorded at cost. Depreciation is provided over the assets' estimated useful lives of three to seven years using the straight-line and accelerated methods. The cost and accumulated depreciation of furniture and equipment sold or otherwise disposed of are removed from the accounts and the resulting gain or loss is included in operations. Maintenance and repairs are charged to operations as incurred and betterments are capitalized.

     RESEARCH AND DEVELOPMENT COSTS - Research and development costs are charged to operations in the period incurred.

                         INTEGRATED LOGIC SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS



     ACCOUNTING ESTIMATES - The preparation of financial statements in conformity generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. The actual results could differ from those estimates. The Company's financial statements are based upon a number of significant estimates, including the technological obsolescence of inventories, and the valuation allowance on the deferred tax assets. Due to the uncertainties inherent in the estimation process, it is at least reasonably possible that the estimates for these items could be further revised in the near term and such revisions could be material.

     IMPAIRMENT OF LONG-LIVED ASSETS - In the event that facts and circumstances indicate that the cost of assets or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value is required.

     INCOME TAXES - The Company accounts for income taxes under the liability method of SFAS No. 109, whereby current and deferred tax assets and liabilities are determined based on tax rates and laws enacted as of the balance sheet date. Deferred tax expense represents the change in the deferred tax asset/liability balance. Valuation allowances are recorded for deferred tax assets that are not expected to be realized.

     RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS - SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, was issued in June 1998. This statement establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This statement is effective for the Company's financial statements for the year ended December 31, 2001 and the adoption of this standard is not expected to have a material effect on the Company's financial statements.


2.   EQUIPMENT AND FURNITURE:
     -----------------------

     Equipment and furniture at December 31, 1999 consists of the following:


      Office furniture and equipment                        $  38,896
      Test equipment                                           52,582
      Design equipment                                        191,011
      Computer software                                       209,313
                                                            ---------
                                                              491,802
      Less accumulated depreciation and amortization         (435,973)
                                                            ---------
                                                            $  55,829
                                                            =========

     Depreciation expense of $46,593 and $25,997 was charged to operations for the years ended December 31, 1999 and 1998, respectively.

                         INTEGRATED LOGIC SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS




3.   NOTES PAYABLE - SHORT-TERM:
     --------------------------

     Notes payable consists of the following:
     Note payable due in monthly  interest and principle  payments at 9.5%.  The last  principle and interest  payment is on September 15, 2000. The note is
     collateralized by the underlying assets of the note.                            $  5,981

     Note payable under the Company  reorganization  plan due in annual payments of $5,000 starting on September 15, 1995 with no interest. The legal entity serving as the trustee for these  creditors  was  dissolved in 1995 and all
     payments marving the trustee by the Company have been returned.                   20,000

     Final  settlement  under  the  Company  reorganization  plan for  unsecured creditors.  Payments  are due  annually  and are based  upon  gross  income calculation  with a gross annual minimum  payment of $10,000 for four years
     commencing in April 1996. Amount is net of settlements with creditors.             5,161
                                                                                     --------
                                                                                     $ 31,142
                                                                                     ========


4.   NOTE PAYABLE TO RELATED PARTY:
     -----------------------------

     Note payable - related parties consists of the following:

     Unsecured  note  payable  due on June  30,  2001 to sole  shareholder  with interest at 12% per annum.  Interest  payable  monthly and principle due on
     June 30, 2001.                                                                  $100,000
                                                                                     ========

5.   REVOLVING LINE-OF-CREDIT AND LETTER-OF-CREDIT:
     ---------------------------------------------

     As of December 31, 1999, the Company had a $25,000 revolving line-of-credit
     (LOC).  The LOC bears  interest  at prime  plus 2% (10.5% at  December  31,
     1999). The LOC matured in February 2000 when it was increased to $50,000 and extended to February 2001. The LOC is also guaranteed by the sole shareholder and is collateralized by all of the assets of the Company. At December 31, 1999, the Company had no balance outstanding.

                         INTEGRATED LOGIC SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS



6.   SIGNIFICANT  CONCENTRATION OF CREDIT RISK, MAJOR CUSTOMERS, AND OTHER RISKS
     ---------------------------------------------------------------------------
     AND UNCERTAINTIES:
     -----------------

     Sales of products to foreign customers in the Far East for the years ended December 31, 1999 and 1998 as a percentage of sales were 32% and 8%, respectively.

     Sales to unaffiliated customers which represent 10% or more of the Company's sales for the years ended December 31, 1999 and 1998 were as follows (as a percentage of sales):


      Customer                                     1999            1998
      --------                                  ----------      ----------

         A                                         13%             16%
         B                                          0%             16%
         C                                          0%             15%
         D                                          0%             10%
         E                                          0%             11%
         F                                         11%              0%
         G                                         17%              0%
         H                                         20%              0%


     The  Company   frequently  sells  large  quantities  of  inventory  to  its customers. At December 31, 1999, the Company had gross trade receivables totaling $34,900 due from 4 customers.

     In 1999 and 1998, the Company purchased all of its wafers from a single supplier located in Taiwan. Approximately 100% of the Company's sales for 1999 and 1998 were from finished units produced from these wafers. The Company had an agreement with this supplier to provide wafers through September 1996. This agreement has not been extended or terminated, however, this supplier still provides wafers to the Company. Any disruptions in the Company's relationships with this supplier could have an adverse impact on the Company's operating results. Assuming an alternate manufacturer of the Company's products could be procured, management believes there could be significant delays in manufacturing while the manufacturer incorporates the Company's products and processes.

                         INTEGRATED LOGIC SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS



7.   INCOME TAXES:
     ------------

     Under SFAS No. 109, deferred taxes result from temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities. The components of deferred taxes are as follows:

                                                              Deferred Tax
                                                           Assets (Liability)
                                                           ------------------
         Current:
             Prepaids                                         $    4,000
             Accrued expenses                                      2,000
                                                              ----------
                  Total current                                    6,000

             Valuation allowance                                  (6,000)
                                                              ----------

                  Total current deferred tax                  $        -
                                                              ==========

         Non-current:
             Net operating losses                             $2,575,000

             Valuation allowance                              (2,575,000)
                                                              ----------

                  Total non-current deferred tax asset        $        -
                                                              ==========


     The net current and non-current deferred tax assets have a 100% valuation allowance resulting from the inability to predict sufficient future taxable income to utilize the assets. The valuation allowance for 1999 and 1998 decreased $5,000 and increased $21,000, respectively.

     At December 31, 1999, the Company has approximately $6,900,000 available in net operating loss carryforwards which begin to expire from 2005 to 2019. A substantial portion of the net operating loss may be subject to 382 limitations.

     Total income tax expense for 1999 and 1998 differed from the amounts computed by applying the U.S. Federal statutory tax rates to pre-tax income as follows:

                                                                      1999        1998
                                                                     ------      ------
         Statutory rate                                                 34%         34%
         State income taxes, net of Federal income tax benefit         3.3%        3.3%
             Increase (reduction) in valuation allowance
               related to of net operating loss carryforwards
               and change in temporary differences                   (37.3%)     (37.3%)
                                                                     ------      ------
                                                                        - %         - %
                                                                     ======      ======

8.   SUBSEQUENT EVENTS:
     -----------------

     Effective May 9, 2000, 100% of the Company's common stock was acquired by Simtek Corporation, a publicly quoted provider of nonvolatile semiconductor products, in a share for share exchange. The sole shareholder of the Company received a total of 3,000,000 Simtek Corporation common shares in exchange for his shares in the Company. The merger will be accounted for as a pooling of interest.

                             SIMTEK CORPORATION AND
                         INTEGRATED LOGIC SYSTEMS, INC.

               PRO FORMA COMBINED, CONDENSED FINANCIAL INFORMATION


                                  INTRODUCTION

The following unaudited pro forma combined, condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had Simtek Corporation (the "Company") and Integrated Logic Systems, Inc. been a combined entity during the specified periods. The pro forma combined, condensed financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of the Company and the financial statements of Integrated Logic Systems, Inc., including the notes thereto, included elsewhere in this document or in prior filings with the Securities and Exchange Commission.

The following pro forma combined, condensed financial statements give effect to the proposed merger of the Company and Integrated Logic Systems, Inc. using the pooling of interests method of accounting. The pro forma combined, condensed financial statements are based on the respective historical audited financial statements and the notes thereto of the Company and Integrated Logic Systems, Inc.

The pro forma combined, condensed balance sheet for the year ended December 31, 1999, assumes that the merger took place December 31, 1999 and combines the Company's December 31, 1999 balance sheet and Integrated Logic Systems, Inc.'s December 31, 1999 balance sheet.

The pro forma combined, condensed statements of operations for the years ended December 31, 1999 and 1998, assumes that the merger took place January 1, 1998 and combines the Company's statements of operations for the years ended December 31, 1999 and 1998 and Integrated Logic Systems, Inc.'s statements of operations for those same years.

                                                 SIMTEK CORPORATION AND
                                             INTEGRATED LOGIC SYSTEMS, INC.

                                      PRO FORMA, COMBINED, CONDENSED BALANCE SHEET
                                                    DECEMBER 31, 1999
                                                       (UNAUDITED)


                                                                                 Integrated
                                                                                    Logic
                                                                                  Systems,                       Pro Forma
                                                                     Simtek         Inc.       Adjustments        Combined
                                                                  ------------   -----------   ------------     ------------
                                                          ASSETS
                                                          ------

CURRENT ASSETS:
    Cash and cash equivalents                                     $  2,173,592   $   7,019                      $  2,180,611
    Restricted certificate of deposits                                 400,000           -                           400,000
    Accounts receivable - trade, net of allowance for doubtful       1,050,219      96,407                         1,146,626
      accounts and return allowances of $45,271
    Inventory                                                          916,692      67,128                           983,820
    Prepaid expenses and other                                          33,802       2,315                            36,117
           Total current assets                                   ------------   ---------                      ------------
                                                                     4,574,305     172,869                         4,747,174

EQUIPMENT AND FURNITURE, net                                           440,654      55,829                           496,483

OTHER ASSETS:                                                           49,425           -                            49,425
                                                                  ------------   ---------                      ------------

TOTAL ASSETS                                                      $  5,064,384   $ 228,698                      $  5,293,082
                                                                  ============   =========                      ============


                                              LIABILITIES AND STOCKHOLDERS' EQUITY
                                              ------------------------------------
CURRENT LIABILITIES:
    Accounts payable                                              $    731,651   $  82,851                      $    814,502
    Accrued expenses                                                   155,479      13,689      62,000 (a)           231,168
    Accrued wages                                                      223,012       5,295                           228,307
    Accrued vacation payable                                            83,688           -                            83,688
    Obligation under capital leases                                     51,115           -                            51,115
    Notes payable short-term                                                 -      31,142                            31,142
    Payable to ZMD                                                     130,153           -                           130,153
                                                                  ------------   ---------                      ------------
                                                                     1,375,098     132,977                         1,570,075

    Convertible debentures                                           1,500,000           -                         1,500,000
    Notes payable                                                            -     100,000                           100,000
    Obligations under capital leases                                   190,544           -                           190,544
                                                                  ------------   ---------                      ------------
           Total liabilities                                         3,065,642     232,977                         3,360,619

COMMITMENTS (Note 6)

STOCKHOLDERS' EQUITY:
    Common stock                                                       289,552         100      29,900 (b)           319,552
    Additional paid-in capital                                      29,793,041      48,378     (29,900)(b)        29,811,519
    Accumulated deficit                                            (28,083,851)    (52,757)    (62,000)(a)       (28,198,608)
                                                                  ------------   ---------                      ------------
           Total stockholers' equity                                 1,998,742      (4,279)                        1,932,463
                                                                  ------------   ---------                      ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $  5,064,384   $ 228,698                      $  5,293,082
                                                                  ============   =========                      ============



                               See notes to pro forma combined, condensed financial information.

                                                 SIMTEK CORPORATION AND
                                             INTEGRATED LOGIC SYSTEMS, INC.

                                  PRO FORMA COMBINED, CONDENSED STATEMENT OF OPERATIONS
                                      FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1999
                                                       (UNAUDITED)



                                                               Integrated
                                                                  Logic
                                                                Systems,                       Pro Forma
                                                   Simtek         Inc.       Adjustments       Combined
                                                -----------   -----------    -----------     ------------
NET SALES:                                      $ 6,992,388   $   703,588                     $ 7,695,976

    Cost of sales                                 4,328,744       389,951                       4,718,695
                                                -----------   -----------                     -----------

GROSS MARGIN:                                     2,663,644       313,637                       2,977,281

OPERATING EXPENSES:
    Research and development costs                1,272,836       236,025                       1,508,861
    Sales and marketing                             812,065        98,684                         910,749
    General and administrative                      406,631        38,223                         444,854
                                                -----------   -----------                     -----------
         Total operating expenses                 2,491,532       372,932                       2,864,464

INCOME (LOSS) FROM OPERATIONS                       172,112       (59,295)                        112,817
                                                -----------   -----------                     -----------

OTHER INCOME (EXPENSE):
    Interest income                                  96,942             -                          96,942
    Other income                                      1,678           497                           2,175
    Gain of securities                                    -         3,499                           3,499
    Interest expense                               (138,477)      (12,925)                       (151,402)
                                                -----------   -----------                     -----------
         Total other income (expense)              (39,857)        (8,929)                        (48,786)
                                                -----------   -----------                     -----------

NET INCOME (LOSS)                               $  132,255    $   (68,224)                    $    64,031
                                                ==========    ===========                     ===========


NET INCOME PER COMMON SHARE:
    Basic                                       $        -    $         -                     $         -
                                                ==========    ===========                     ===========
    Diluted                                     $        -    $         -                     $         -
                                                ==========    ===========                     ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
    Basic                                                                                      31,923,966(c)
                                                                                              ===========
    Diluted                                                                                    31,923,966(c)
                                                                                              ===========



                           See notes to pro forma combined, condensed financial information.


                                                 SIMTEK CORPORATION AND
                                             INTEGRATED LOGIC SYSTEMS, INC.

                                  PRO FORMA COMBINED, CONDENSED STATEMENT OF OPERATIONS
                                      FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998
                                                       (UNAUDITED)

                                                               Integrated
                                                                  Logic
                                                                Systems,                       Pro Forma
                                                   Simtek         Inc.       Adjustments       Combined
                                                -----------   -----------    -----------     ------------


NET SALES:                                      $ 6,180,550   $   324,278                     $ 6,504,828

    Cost of sales                                 3,477,861       173,382                       3,651,243
                                                -----------   -----------                     -----------

GROSS MARGIN:                                     2,702,689       150,896                       2,853,585

OPERATING EXPENSES:
    Research and development costs                1,380,649       127,876                       1,508,525
    Sales and marketing                             803,868        23,592                         827,460
    General and administrative                      486,718        24,282                         511,000
         Total operating expenses               -----------   -----------                     -----------
                                                  2,671,235       175,750                       2,846,985

INCOME FROM OPERATIONS                               31,454       (24,854)                          6,600
                                                -----------   -----------                     -----------

OTHER INCOME (EXPENSE):
    Interest income                                  78,587             -                          78,587
    Other income                                    128,906         5,327                         134,233
    Gain of securities                                    -           365                             365
    Interest expense                                (76,166)       (8,231)                        (84,397)
                                                -----------   -----------                     -----------
         Total other income (expense)               131,327        (2,539)                        128,788
                                                -----------   -----------                     -----------

NET INCOME (LOSS)                               $   162,781   $   (27,393)                    $   135,388
                                                ===========   ===========                     ===========

NET INCOME PER COMMON SHARE:
    Basic                                       $       .01   $         -                     $         -
                                                ===========   ===========                     ===========
    Diluted                                     $       .01   $         -                     $         -
                                                ===========   ===========                     ===========

WEIGHTED AVERAGE COMMON SHARE OUTSTANDING:
    Basic                                                                                      31,727,276
                                                                                              ===========
    Diluted                                                                                    33,250,334
                                                                                              ===========



                            See notes to pro forma combined, condensed financial information.

                             SIMTEK CORPORATION AND
                          INTEGRATED LOGIC SYSTEMS, INC

               NOTE TO COMBINING, CONDENSED FINANCIAL INFORMATION
                                   (UNAUDITED)



(a) Accrued for estimated costs of the transaction to the Company and Integrated Logic Systems, Inc.

(b) To reflect the issuance of 3,000,000 shares in Simtek Corporation as the purchase consideration for the acquisition of the Integrated Logic Systems, Inc.

(c) The pro forma number of common shares and common equivalent shares outstanding represents the historical weighted average shares outstanding of Simtek common stock in addition to the number of shares assumed to be issued in exchange for the common stock of Integrated Logic Systems, Inc.